Exhibit 99.1

 News Release

Cenveo Announces First Quarter 2008 Results

1st Quarter Revenue growth of 29%
Cash Flow from Operations of $54.4 million during the quarter
1st Quarter EPS of $(0.06) per share
1st Quarter Non-GAAP EPS of $0.15 per diluted share
1st Quarter Adjusted EBITDA of $54.1 million, up 18% from prior year
Reaffirms full year adjusted EBITDA and Free Cash Flow forecast

STAMFORD, CT – (May 7, 2008) – Cenveo, Inc. (NYSE: CVO) today announced results for the three months ended March 29, 2008.

For the first quarter, sales increased 29% to $534.3 million in 2008 from $414.7 million in 2007, primarily due to contributions from our 2007 acquisitions.  The Company reported a net loss of $3.4 million, or $(0.06) per share, as compared to net income of $18.1 million, or $0.34 per diluted share, in the first quarter of 2007.  First quarter 2008 results include restructuring, impairment, and other charges of $9.7 million, of which $6.7 million relates to the internal review initiated by the Company’s audit committee at the end of 2007.  This compares to $2.6 million of restructuring and impairment charges in 2007.  The first quarter 2008 results include a loss from discontinued operations, net of taxes, of $0.7 million, as compared to income from discontinued operations, net of taxes, of $16.3 million in 2007, related to the Company’s sale of its remaining interest in the Supremex Income fund.

Non-GAAP net income from continuing operations totaled $8.1 million or $0.15 per diluted share in the first quarter of 2008.  Non-GAAP net income from continuing operations excludes restructuring, impairment and other charges, integration, acquisition and other charges, stock-based compensation expense and loss on early extinguishment of debt.  A reconciliation of net income from continuing operations to non-GAAP net income from continuing operations for these adjustments is presented in the attached tables.

Adjusted EBITDA in the first quarter of 2008 was $54.1 million as compared to $45.8 million in the same period last year, an increase of 18%.  Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, excluding restructuring, impairment and other charges, integration, acquisition and other charges, loss on early extinguishment of debt, stock-based compensation expense, and income (loss) from discontinued operations, net of taxes.  An explanation of the Company’s use of Adjusted EBITDA is detailed below and a reconciliation of net income to Adjusted EBITDA is provided in the attached tables.

Robert G. Burton, Chairman and Chief Executive Officer stated:
“We are pleased with our strong cash flow generation and solid operational performance during the first quarter despite an extremely challenging economic environment.  We were able to generate over $54 million of cash flows from continuing operations during the quarter, representing an 83% increase from last year.  I am also pleased that we were able to decrease our debt by approximately $49 million during the quarter, further solidifying our balance sheet.  We continued to focus on improving our cost structure and driving incremental revenues across our platform.  During the quarter we also implemented a $25 million cost containment plan focusing on headcount reduction, increasing productivity and improving efficiencies to further drive incremental margins.

2008 Outlook:
We reiterate our financial guidance for 2008, projecting adjusted EBITDA of $300 million and free cash flow of $130 million.  We also are providing the following additional information:

•	Capital Expenditures: Capital expenditures during the first quarter were $9.1 million, and are expected to be in the $35 to $40 million range for the year.

•	Cash Taxes: The Company paid cash taxes of $0.7 million during the quarter. The company currently has approximately $220 million of net operating loss carryforwards.
•
Cash Interest:  The Company incurred $19.2 million of cash interest expense during the quarter.  The difference between cash interest expense versus reported interest expense reflects the timing of interest payments on our senior subordinated notes.  The company’s weighted average cost of debt was 7.3% during the quarter

Mr. Burton concluded:
“We benefited from our diverse product offerings, our attention to customer service and our broad operational platform during the quarter despite a very challenging economic environment with softness from our financial services customers compounded by seasonal slowdowns in certain product areas. We saw strong performances from our Cadmus publisher services group, custom labels, forms and envelopes business and global packaging operations.  We also continue to focus on lowering costs and winning a larger share of the market place.  We expect to continue generating strong cash flow and use these funds to pay down debt, and grow our business organically and through thoughtful strategic acquisition.  We encountered many challenges during the quarter and we worked relentlessly to overcome them.  As the senior manager of Cenveo, I can assure you that we are doing everything in our power to ensure that we are successful in 2008, and that our customers, employees and shareholders reap the rewards with us as their partner.”

Conference Call:
Cenveo will host a conference call tomorrow, Thursday May 8, 2008, at 10:00 a.m. Eastern Time.  The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc., and Subsidiaries Condensed Consolidated Statements of Operations (in thousands, except per share data) (Unaudited)
	Three Months Ended
	March 29, 2008	March 31, 2007
		As Restated
Net sales	$ 534,328	$ 414,714
Cost of sales	436,298	332,536
Selling, general and administrative	63,126	49,484
Amortization of intangible assets	2,175	1,830
Restructuring, impairment and other charges	9,749	2,625
Operating income	22,980	28,239
Interest expense, net	26,978	16,282
Loss on early extinguishment of debt	—	8,700
Other expense, net	461	222
(Loss) income from continuing operations before income taxes	(4,459)	3,035
Income tax (benefit) expense	(1,716)	1,255
(Loss) Income from continuing operations	(2,743)	1,780
(Loss) income from discontinued operations, net of taxes	(656)	16,293
Net (loss) income	(3,399)	$ 18,073
(Loss) income per share – basic :
Continuing operations	$(0.05)	$ 0.03
Discontinued operations	(0.01)	0.31
Net (loss) income	$(0.06)	$ 0.34
(Loss) income per share – diluted :
Continuing operations	$(0.05)	$ 0.03
Discontinued operations	(0.01)	0.30
Net (loss) income	$(0.06)	$ 0.33
Weighted average shares:
Basic	53,715	53,525
Diluted	53,715	54,572

Cenveo, Inc. and Subsidiaries
Reconciliation of (Loss) Income from Continuing Operations to Non-GAAP Income from Continuing
Operations and Related Per Share Data
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 29, 2008	March 31, 2007
		As Restated
(Loss) income from continuing operations	$ (2,743)	$ 1,780
Integration, acquisition and other charges	1,125	1,092
Restructuring, impairment and other charges	9,749	2,625
Stock-based compensation provision	2,692	2,265
Loss on early extinguishment of debt	—	8,700
Income tax expense	(2,718)	(694)
Non-GAAP income from continuing operations	$ 8,105	$ 15,768

Income (loss) per share – diluted:
Continuing operations	$ (0.05)	$ 0.03
Integration, acquisition and other charges	0.02	0.02
Restructuring, impairment and other charges	0.18	0.05
Stock-based compensation provision	0.05	0.04
Loss on early extinguishment of debt	—	0.16
Income tax expense	(0.05)	(0.01)
Non-GAAP continuing operations	$ 0.15	$ 0.29

Weighted average shares—diluted	54,271	54,572

Cenveo, Inc. and Subsidiaries Reconciliation of Net (Loss) Income to Adjusted EBITDA (in thousands) (Unaudited)
	Three Months Ended
	March 29, 2008	March 31, 2007
		As Restated
Net (loss) income	$ (3,399)	$ 18,073
Interest expense	26,978	16,282
Income taxes	(1,716)	1,255
Depreciation	15,838	9,936
Amortization of intangible assets	2,175	1,830
Integration, acquisition and other charges	1,125	1,092
Restructuring, impairment and other charges	9,749	2,625
Loss on early extinguishment of debt	—	8,700
Stock-based compensation provision	2,692	2,265
Loss (income) from discontinued operations, net of taxes	656	(16,293)

Adjusted EBITDA, as defined	$ 54,098	$ 45,765

Cenveo, Inc. and Subsidiaries Reconciliation of Operating Income to Non-GAAP Operating Income (in thousands) (Unaudited)
	Three Months Ended
	March 29, 2008	March 31, 2007
		As Restated
Operating income	$ 22,980	$ 28,239
Integration, acquisition and other charges	1,125	1,092
Restructuring, impairment and other charges	9,749	2,625
Stock-based compensation provision	2,692	2,265
Non-GAAP operating income	$ 36,546	$ 34,221

CENVEO, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (Unaudited)

	March 29, 2008	December 29, 2007
Assets
Current assets:
Cash and cash equivalents	$ 13,055	$ 15,882
Accounts receivable, net	307,505	344,634
Inventories	172,060	162,908
Assets held for sale	4,278	—
Prepaid and other current assets	66,320	73,358
Total current assets	563,218	596,782
Property, plant and equipment, net	416,281	428,341
Goodwill	668,738	669,802
Other intangible assets, net	268,447	270,622
Other assets, net	29,673	37,175
Total assets	$ 1,946,357	$ 2,002,722
Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long-term debt	$ 16,961	$ 18,752
Accounts payable	160,192	165,458
Accrued compensation and related liabilities	48,732	47,153
Other current liabilities	88,667	79,554
Total current liabilities	314,552	310,917
Long-term debt	1,378,790	1,425,885
Deferred income taxes	47,540	55,181
Other liabilities	117,177	111,413
Shareholders’ equity:
Preferred stock	—	—
Common stock	537	537
Paid-in capital	257,221	254,241
Retained deﬁcit	(152,338)	(148,939)
Accumulated other comprehensive loss	(17,122)	(6,513)
Total shareholders’ equity	88,298	99,326
Total liabilities and shareholders’ equity	$ 1,946,357	$ 2,002,722

CENVEO, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	March 29, 2008	March 31, 2007
		As Restated
Cash ﬂows from operating activities:
Net (loss) income	$ (3,399)	$ 18,073
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of discontinued operations, net of taxes	—	(16,287)
Loss (income) from discontinued operations, net of taxes	656	(6)
Depreciation and amortization, excluding non-cash interest expense	18,013	11,766
Non-cash interest expense, net	390	379
Loss on early extinguishment of debt	—	8,700
Stock-based compensation provision	2,692	2,265
Non-cash restructuring, impairment and other charges	3,456	(473)
Deferred income taxes	(1,775)	1,621
Other non-cash charges, net	2,846	1,431
Changes in operating assets and liabilities, excluding the effects of acquired businesses:
Accounts receivable	35,195	9,635
Inventories	(10,106)	(4,387)
Accounts payable and accrued compensation and related liabilities	(3,442)	(1,506)
Other working capital changes	12,955	(4,833)
Other, net	(3,050)	3,312
Net cash provided by continuing operating activities	54,431	29,690
Net cash provided by discontinued operating activities	—	2,198
Net cash provided by operating activities	54,431	31,888
Cash ﬂows from investing activities:
Cost of business acquisitions, net of cash acquired	—	(329,300)
Capital expenditures	(9,097)	(7,115)
Proceeds from sale of property, plant and equipment	348	2,347
Net cash used in investing activities of continuing operations	(8,749)	(334,068)
Proceeds from the sale of discontinued operations	—	73,628
Net cash used in investing activities	(8,749)	(260,440)
Cash ﬂows from ﬁnancing activities:
Proceeds from issuance of Term Loans	—	620,000
(Repayments) borrowing under Revolving Credit Facility, net	(45,200)	29,400
Proceeds from exercise of stock options	288	185
Repayment of Term Loan B	—	(324,188)
Repayment of Cadmus revolving senior bank credit facility	—	(70,100)
Repayment of 8 3/8% senior subordinated notes	—	(20,875)
Repayments of Term Loans	(1,800)	—
Repayments of other long-term debt	(1,806)	(166)
Payment of refinancing fees, redemption premiums and expenses	—	(7,489)
Payment of debt issuance costs	—	(886)
Net cash (used in) provided by ﬁnancing activities	(48,518)	225,881
Effect of exchange rate changes on cash and cash equivalents of continuing operations	9	—
Net decrease in cash and cash equivalents	(2,827)	(2,671)
Cash and cash equivalents at beginning of year	15,882	10,558
Cash and cash equivalents at end of quarter	$ 13,055	$ 7,887

###

In addition to results presented in accordance with generally accepted accounting principles in the U.S.  (“GAAP”), included in this release are certain Non-GAAP financial measures, including Adjusted EBITDA, Non-GAAP income from continuing operations and Non-GAAP operating income.  These Non-GAAP financial measures are defined above, and should be read in conjunction with GAAP financial measures.   These Non-GAAP financial measures are not presented as an alternative to cash flow from operations, as a measure of our liquidity or as an alternative to reported net income as an indicator of our operating performance.  The Non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, Non-GAAP income from continuing operations and non-GAAP operating income along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value.  Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives.  We also use Adjusted EBITDA internally to evaluate operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities.  The Non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo, headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related product offerings.  The Company provides its customers with low-cost solutions within its core businesses of commercial printing and packaging, envelope, form, and label manufacturing, and publisher services; offering one-stop solutions from design through fulfillment.  With over 10,000 employees worldwide, Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.
___________________________

Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.  Factors that could cause actual results to differ materially from management’s expectations include, without limitation:  (1) our substantial indebtedness impairing our financial condition and limiting our ability to incur additional debt; (2) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (3) the potential to incur additional indebtedness, exacerbating the above factors; (4) cross default provisions in our indebtedness, which could cause all of our debt to become due and payable as a result of a default under an unrelated debt instrument; (5) our ability to successfully integrate acquisitions; (6) intense competition in our industry; (7) the absence of long-term customer agreements in our industry, subjecting our business to fluctuations; (8) factors affecting the U.S. postal services impacting demand for our products; (9) increases in paper costs and decreases in its availability; (10) the availability of the Internet and other electronic media affecting demand for our products; (11) our labor relations; (12) compliance with environmental rules and regulations; (13) dependence on key management personnel; and (14) general economic, business and labor conditions.  This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact the Company’s business.  Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.